UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 3, 2026
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The Andersons, Inc.
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(Exact name of registrant as specified in its charter)

Ohio	000-20557	34-1562374
(State of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1947 Briarfield Boulevard
Maumee, Ohio 43537
(Address of principal executive offices) (Zip Code)

(419) 893-5050
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[☐] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[☐] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[☐] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[☐] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
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Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common stock, $0.00 par value, $0.01 stated value	ANDE	The NASDAQ Stock Market LLC
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Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
[☐] Emerging growth company
[☐] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement

On November 3, 2026, The Andersons Renewables, LLC ("Andersons Renewables"), a wholly owned subsidiary of The Andersons, Inc. (the "Company"), entered into a Merger and Equity Purchase Agreement (the "Purchase Agreement") with ECP V-B, LP, ECP V-C, LP, ECP V-D, LP, Harvestone Low Carbon Partners, LP ("HLCP") and Heartland Merger Sub, LLC ("Merger Sub"). Pursuant to the Purchase Agreement, Andersons Renewables will acquire, directly or indirectly, all of the outstanding limited partner interests in HLCP through the purchase of certain blocker entities and the merger of Merger Sub with and into HLCP, with HLCP surviving the merger and becoming a wholly owned subsidiary of Andersons Renewables (the "Transaction"). HLCP, an industry leader in low-carbon ethanol, owns and operates three production facilities in North Dakota and Indiana, with a combined production capacity of approximately 215 million gallons of ethanol per year.

The Purchase Agreement provides for a purchase price of $915 million. The purchase price includes a normalized level of working capital, and the Transaction is subject to customary purchase price adjustments and closing conditions. The Company expects to finance the Transaction through a combination of long-term debt issuance and borrowings under its existing revolving credit facility. The Company has obtained committed financing for the long-term debt pursuant to a commitment letter entered into on November 3, 2026 with U.S. Bank National Association and Farm Credit Mid-America, PCA. The funding of such long-term debt is contingent on execution of definitive documentation, completion of the acquisition and other customary conditions.

The Transaction is expected to close in the fourth quarter of 2026 or early in the first quarter of 2027, subject to regulatory approvals and the satisfaction or waiver of applicable closing conditions. The Company has guaranteed all obligations of Andersons Renewables and Merger Sub under the Purchase Agreement.

The foregoing description of the Purchase Agreement is not complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure

The Company has issued a press release announcing the Purchase Agreement which is included as Exhibit 99.1 and is incorporated herein by reference.

The information in Item 7.01, including Exhibit 99.1 attached hereto and incorporated by reference into this Item 7.01, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under that Section. Furthermore, such information in this Item 7.01, including Exhibit 99.1 attached hereto and incorporated by reference into this Item 7.01, shall not be deemed incorporated by reference into any of the Company's reports or filings with the SEC, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing. The information in this Item 7.01, including Exhibit 99.1 attached hereto and incorporated by reference into this Item 7.01, shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits:

Exhibit No.	Description

2.1
Merger and Equity Purchase Agreement, dated as of November 3, 2026, by and among ECP V-B, LP, ECP V-C, LP, ECP V-D, LP, Harvestone Low Carbon Partners, LP, Heartland Merger Sub, LLC and The Andersons Renewables, LLC

99.1	Press Release dated November 4, 2026

104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Andersons, Inc.

November 6, 2026	By:	/s/ Brian A. Valentine

Brian A. Valentine
Executive Vice President and Chief Financial Officer